THIRD AMENDMENT TO
EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT

This Third Amendment to Employment, Confidentiality and Non-Compete Agreement (this “Amendment”), dated as of January 24, 2019 (“Amendment Date”), is by and between Elevate Credit Service, LLC, a Delaware limited liability company (“Company” or “Employer”) and Scott Greever (“Employee”).

Recitals

A.    The parties entered into that certain Employment, Confidentiality and Non-Compete Agreement, dated as of February 15, 2016, as amended on March 1, 2017 and April 11, 2018 (as amended, the “Original Agreement”).

B.    The parties mutually desire to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

Agreement

1.    Certain Definitions. Section 2.2.4(C) of the Original Agreement is hereby amended and restated, in its entirety, as follows:

“C. The term “Good Reason” shall mean:

(i)	A material reduction in Employee's base salary or cash incentive bonus opportunity;
(ii)	A material reduction in Employee's duties, responsibilities or authority;
(iii)	A requirement to relocate, except for office relocations that would not increase Employee's one-way commuting distance by more than thirty-five (35) miles; or
(iv)	A material violation by the Company of a material term of any agreement between Employee and the Company."

2.    Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.

3.    Signatures. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, in accordance with Section 8 of the Original Agreement, the undersigned have executed this Amendment on the Amendment Date.

ELEVATE CREDIT SERVICE, LLC	SCOTT GREEVER
/s/ Ken Rees	/s/ Scott Greever
Name: Kenneth E. Rees	Name: Scott Greever
Title: CEO

[Signature Page to Amendment to Employment Agreement]
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